EXHIBIT 24.1

[FORM] POWER OF ATTORNEY

Dated: December 14, 2010

The undersigned hereby authorizes and appoints John R. Gailey III as his/her attorney-in-fact to sign on his/her behalf and in his/her capacity as a director of West Pharmaceutical Services, Inc. (the “Company”), and to file, the Registration Statement on Form S-8 for the registration of 25,000 shares of the Company’s Common Stock to be offered and sold pursuant to The Tech Group Puerto Rico Savings Plan, and all amendments, exhibits and supplements thereto.  The Registration Statement also registers an indeterminate number of plan interests in the Plan.

/s/ Director’s Signature
Director